Loan No. 00079054T03-B

AMENDED AND RESTATED Letter of Credit PROMISSORY NOTE

THIS AMENDED AND RESTATED Letter of Credit PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement  dated ____________________ (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of ______________________ between AgCountry Farm Credit Services, PCA, a federally-chartered instrumentality of the United States (“Lender”) and Granite Falls Energy, LLC, Granite Falls, Minnesota, a limited liability company (together with its permitted successors and assigns, the “Borrower”).  Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

RECITALS

(A)This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Letter of Credit Promissory Note numbered 00079054T03-A, dated as of September 30, 2020, between Lender and the Borrower.

Letter of Credit COMMITMENT.  On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loan(s) to the Borrower during the period set forth below in an aggregate principal amount not to exceed $500,000.00 at any one time outstanding (the “Commitment”).  Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.

PURPOSE.  The purpose of the Commitment is to allow the Borrower to open irrevocable letters of credit (each a "Letter of Credit") for its account.

TERM. The term of the Commitment will be from the date hereof, up to and including December 1, 2023, or such later date as Agent may, in its sole discretion, authorize in writing (the “Term Expiration Date”).

LIMITS ON ADVANCES, AVAILABILITY, ETC. Letter of Credit will be issued within a reasonable period of time after Agent’s receipt of a duly completed and executed copy of Agent’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under the Letter of Credit issued hereunder will be deemed a loan under the Commitment and will be repaid in accordance with this Promissory Note. The Letter of Credit must be in form and content acceptable to Agent and must expire no later than the maturity date of the Commitment.

INTEREST.

The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)One-Month LIBOR Index Rate.  At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 3.250% (the "LIBOR Margin") above the higher of:  (1) zero percent (0.00%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day.  The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option.  Information about the then-current rate will be made available upon telephonic request.  For purposes hereof:  (a) “U.S. Banking Day” means a day on which Agent is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” will have the meaning as set forth in “FRB Regulation D”; and (c) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Agent will require in a written notice to the Borrower (“Interest Payment Date”).

PROMISSORY NOTE.  The Borrower promises to repay the unpaid principal balance of the loans on the Term Expiration Date, or such later date as Agent may, in its sole discretion, authorized in writing.

In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

PREPAYMENT.  Subject to the broken funding surcharge provision of the Credit Agreement, the Borrower may, on one Business Day’s prior written notice, prepay all or any portion of the loan(s).  Unless otherwise agreed by Agent, all prepayments will be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as Agent will specify.

SECURITY. The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.4 of the Credit Agreement.

FEES.

(A)Letter of Credit Fee(s):  The Borrower agrees to pay to Agent any fees, administrative expenses, and other customary charges that Agent may charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of the letter of credit.  In addition, the Borrower agrees to pay to Agent:

1.Issuance Fee.  Upon the issuance of the letter of credit, an issuance fee equal to $1,000.00.

2.Commission Fee.  A commission fee equal to the LIBOR Margin multiplied by the face amount of the letter of credit (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be payable quarterly in arrears on the 20th of each calendar quarter following issuance of the Letter of Credit, and on the last day of the term of the Commitment.

LIBOR TERMINATION.

(A)If at any time the generally recognized administrator of interest rates offered for U.S. dollars on the London interbank market (a “LIBOR Rate”) ceases to provide quotations for LIBOR Rates, or if such administrator or any person having authority over such administrator or with respect to LIBOR Rates generally announces that LIBOR Rates will cease to be provided within a period not exceeding 90 days, or if Agent otherwise determines that LIBOR Rates have been, or are likely within a period not exceeding 90 days to be, discontinued, or that LIBOR Rates do not, or are likely within a period not exceeding 90 days not to, adequately and fairly reflect the cost to the Agent of making or maintaining loans hereunder, then the Agent may, after consultation with but without the consent of the Borrower, amend this promissory note and any other Loan Document to (1) replace any interest rate in this promissory note based upon the LIBOR Rate with a replacement benchmark rate deemed appropriate by the Agent in good faith and in its sole discretion, (2) adjust the margins applicable to the determination of interest rates under this promissory note (whether up or down) as deemed appropriate by Agent in good faith and in its sole discretion to compensate for differences between the LIBOR Rate and such replacement benchmark rate, and (3) after consultation with but without the consent of the Borrower, effect such other technical, administrative and operational changes to the Loan Documents as Agent in good faith and in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate.  Agent shall give the Borrower not less than five days’ notice of any such amendment prior to the effective date thereof.

(B)Notwithstanding the foregoing paragraph (A), if prior to the commencement of any interest period proposed to be subject to a LIBOR Rate, Agent determines (which determination shall be conclusive and binding absent manifest error) that:

(1)either dollar deposits are not being offered to banks in the London interbank market or that adequate and reasonable means do not exist for ascertaining a LIBOR Rate for such interest period; or

(2)a LIBOR Rate for such interest period will not adequately and fairly reflect the cost to Agent of making or maintaining the loans for such interest period;

then Agent shall give notice thereof to the Borrower as promptly as practicable thereafter and, until Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist, (a) any request to convert any loan to, or continue any LIBOR Rate loan at, a LIBOR Rate shall be ineffective, and (b) the Agent shall, after consultation but without the consent of the Borrower, select an alternate rate of interest to apply to any and all balances upon the expiration of the interest period applicable thereto, which rate of interest shall be commercially reasonable and generally consistent with the then-prevailing market convention, if any, for replacement of a LIBOR Rate in bilateral loan transactions.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

Granite Falls Energy, LLC

By:

Name:

Title:

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

AgCountry Farm Credit Services, PCA

By:

Name:

Title: